Exhibit 99.1

American Resources Corporation’s Wholly Owned Subsidiary,
American Rare Earth, Achieves Pending Certified B Corporation Status

Company’s rare earth division hits milestone to use power of business as a force of good and strengthen stakeholders

December 11, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / December 11, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today announced that its wholly owned subsidiary, American Rare Earth LLC, has obtained Pending Certified B Corporation status through the B Lab.

Certified B Corporations are businesses that meet the highest standards of verified social and environmental performance, public transparency, and legal accountability to balance profit and purpose. B Corps are accelerating a global culture shift to redefine success in business and build a more inclusive and sustainable economy.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “We’re proud that American Rare Earth has achieved Pending B Corp status. We believe this is another example of how we are always looking to innovate and think outside the box to drive efficiencies and real solutions. Reestablishing our national supply chain of rare earth elements and critical materials is a broad problem that will take the collaboration of all stakeholders. Our ability to produce critical raw materials in an environmentally positive way is unique, and we are excited to do our part in providing efficient, comprehensive solutions that also have the highest standards of transparency, sustainability, and social and environmental good. We believe American Rare Earth greatly represents the type of company which qualifies as a B Corp and to lead us in an emerging economy.”

American Rare Earth completed the B Impact Assessment (BIA) with the B Lab, a rigorous, comprehensive and industry-specific tool designed to measure its social and environmental impact. The BIA measures the operational impact and impact of a company’s business model amongst aspects such as Governance, Workers, Community, Environment and Customers, to see if it can qualify as a B Corporation with a pending status. American Rare Earth received a score high enough to qualify as a Pending B Corporation and over the next twelve months, will have the opportunity, and exciting challenge, to work towards a Certified B Corporation by completing the performance requirements.

American Resources continues to focus on running efficient streamlined operations to economically deliver raw materials in the most sustainable ways. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the modern infrastructure markets it serves.

About American Resources Corporation
American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation